                            CAPITAL ONE MASTER TRUST
           TRUST EXCESS SPREAD ANALYSIS -     OCTOBER-98

Card Trust                          COMT 93-1       COMT 93-4       COMT 94-3       COMT 95-1       COMT 95-3
Deal Size                            $500MM          $700MM          $453MM          $900MM         $1050MM
Expected Maturity:                  10/15/98        1/15/99         6/15/99         6/15/00         8/15/00
                                    Class A      In Accumulation
                                    Paid Out         Period
-------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                9.84%          18.19%          20.98%          20.98%          20.98%
       LESS:   (Wt Avg) Coupon       0.54%           5.53%           5.66%           5.51%           5.48%
               SVC Fees              0.57%           1.65%           2.00%           2.00%           2.00%
               Charge-Offs           1.59%           4.57%           5.55%           5.55%           5.55%

Excess Spread: Oct-98                7.14%           6.44%           7.77%           7.92%           7.95%
               Sep-98                3.81%           7.26%           7.10%           7.27%           7.31%
               Aug-98                6.27%           6.94%           6.78%           6.97%           7.01%
3-Mo Avg Excess Spread               5.74%           6.88%           7.22%           7.39%           7.42%
-------------------------------------------------------------------------------------------------------------
Delinquents:   30 to 59 days         1.77%           1.77%           1.77%           1.77%           1.77%
               60 to 89 days         1.13%           1.13%           1.13%           1.13%           1.13%
               90+ days              2.23%           2.23%           2.23%           2.23%           2.23%

Monthly Payment Rate                11.80%          11.80%          11.80%          11.80%          11.80%

Card Trust                          COMT 96-1*      COMT 96-2       COMT 96-3       COMT 97-1*      COMT 97-2*
Deal Size                            $845MM          $750MM          $500MM          $608MM          $502MM
Expected Maturity:                  8/15/01         12/15/01        1/15/04         6/15/02         8/15/02
                                    (NON-US                                         (NON-US         (NON-US
                                 TRANSACTION)                                    TRANSACTION)    TRANSACTION)
-------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield               20.98%          20.98%          20.98%          20.98%          20.98%
       LESS:   (Wt Avg) Coupon       5.68%           5.45%           5.48%           5.42%           5.63%
               SVC Fees              1.50%           1.50%           1.50%           1.50%           1.50%
               Charge-Offs           5.55%           5.55%           5.55%           5.55%           5.55%

Excess Spread: Oct-98                8.25%           8.48%           8.45%           8.51%           8.30%
               Sep-98                7.75%           7.84%           7.81%           8.01%           7.80%
               Aug-98                7.49%           7.54%           7.51%           7.60%           7.54%
3-Mo Avg Excess Spread               7.83%           7.95%           7.92%           8.04%           7.88%
-------------------------------------------------------------------------------------------------------------------
Delinquents:   30 to 59 days         1.77%           1.77%           1.77%           1.77%           1.77%
               60 to 89 days         1.13%           1.13%           1.13%           1.13%           1.13%
               90+ days              2.23%           2.23%           2.23%           2.23%           2.23%

Monthly Payment Rate                11.80%          11.80%          11.80%          11.80%          11.80%





Card Trust                         COMT 98-1       COMT 98-2*      COMT 98-3*
Deal Size                           $591MM          $502MM          $464MM
Expected Maturity:                 4/15/08         8/11/03         8/17/05
                                                   (NON-US         (NON-US
                                                 TRANSACTION)    TRANSACTION)
--------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield              20.98%          20.98%          20.98%
       LESS:   (Wt Avg) Coupon      6.35%           5.24%           6.23%
               SVC Fees             1.50%           1.50%           1.50%
               Charge-Offs          5.55%           5.55%           5.55%

Excess Spread: Oct-98               7.58%           8.69%           7.70%
               Sep-98               7.26%           8.04%           7.72%
               Aug-98               7.09%            N/A             N/A
3-Mo Avg Excess Spread              7.31%           8.37%           7.71%
--------------------------------------------------------------------------------
Delinquents:   30 to 59 days        1.77%           1.77%           1.77%
               60 to 89 days        1.13%           1.13%           1.13%
               90+ days             2.23%           2.23%           2.23%

Monthly Payment Rate               11.80%          11.80%          11.80%


* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

On October 15, 1998, the Expected Maturity Date, Series 1995-2 received final repayment of B and enhancement class. Also on October 15, 1998, the Expected Maturity Date, Series 1993-1 received final repayment of the A class.

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)